UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

B. Riley FinanCIAl, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2025 (the “Closing Date”), B. Riley Financial, Inc., a Delaware corporation (the “Company”), completed a private exchange transaction with an institutional investor (the “Investor”) pursuant to which the Investor exchanged approximately $86.3 million aggregate principal amount of the Company’s 5.50% Senior Notes due March 2026 Notes and approximately $36.7 million aggregate principal amount of the Company’s 5.00% Senior Notes due December 2026 owned by it (the “Exchanged Notes”) for approximately $87.7 million aggregate principal amount of newly-issued 8.00% Senior Secured Second Lien Notes due 2028 (the “New Notes”), whereupon the Exchanged Notes were cancelled.

Indenture

The New Notes were issued pursuant to an Indenture, dated as of the Closing Date (the “Indenture”), between the Company, certain subsidiaries of the Company, as guarantors, and GLAS Trust Company LLC, a New Hampshire limited liability company, as trustee and collateral agent (in such capacities, the “Trustee”), and the New Notes are unconditionally guaranteed jointly and severally by all direct and indirect wholly-owned restricted subsidiaries of the Company, subject to certain excluded subsidiaries (collectively, the “Guarantors”). The New Notes are secured on a second lien basis, junior to the obligations under the Company’s credit agreement, by substantially all of the assets of the Company and the Guarantors. The New Notes are subordinated in right of payment to the payment in full of the obligations under the Company’s credit agreement, dated as of February 26, 2025, with Oaktree Fund Administration, LLC, as administrative agent and as collateral agent, as amended.

The New Notes will accrue interest a rate of 8.00% per annum, payable semi-annually in arrears on April 30 and October 31, starting October 31, 2025. The New Notes will mature on January 1, 2028.

The Company may redeem the New Notes (i) at any time, in whole or in part, before March 26, 2026, at a redemption price equal to 100% of the aggregate principal amount being redeemed, plus a customary make-whole premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; and (ii) at any time, in whole or in part, after March 26, 2026, at a redemption price equal to 100% of the aggregate principal amount being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additionally, if a change of control occurs, holders of the New Notes will have the right to require the Company to repurchase all or a portion of their Notes at a purchase price, in cash, equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt within a specified period of time, the Company will be required to use a portion of the proceeds of such asset sales above a specified threshold to make an offer to purchase the New Notes at a price equal to 100% of the principal amount of the New Notes being purchased, plus accrued and unpaid interest thereon, if any, to, but excluding, the purchase date.

The Indenture contains certain affirmative and negative covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, to enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends or to make other distributions or redemptions/repurchases in respect of their respective equity interests.

The Indenture contains events of default, including with respect to a failure to make payments under the New Notes, cross-default, certain bankruptcy and insolvency events and customary change of control events.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and Form of 8.00% Senior Secured Note due 2028, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Warrants

In connection with the exchange transaction, the Company issued to the Investor warrants (the “Warrants”) to purchase 351,012 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at an exercise price of $10.00 per share.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the issuance of the Warrants, on the Closing Date, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which the Company has granted the Investor (i) certain shelf registration rights whereby the Company will register resales of Common Stock issued upon exercise of the Warrants and (ii) certain piggyback registration rights, in each case subject to the terms and conditions set forth in the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrants were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended, by reason of Section 4(a)(2) thereof

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indenture, dated as of March 26, 2025, by and among B. Riley Financial, Inc. and GLAS Trust Company LLC, as trustee and collateral agent, governing the issuance by B. Riley Financial Inc. of the 8.00% Senior Secured Second Lien Notes due January 2028.*
10.2	Form of 8.00% Senior Secured Second Lien Note due 2028.*
10.3	Warrant, dated as of March 26, 2025, issued by B. Riley Financial, Inc. to the Investor.*
10.4	Registration Rights Agreement, dated March 26, 2025, by and between B. Riley Financial, Inc. and the Investor.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman & Co-CEO
Date: April 1, 2025

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